Exhibit 99.1

nLIGHT, Inc. Announces Fourth Quarter and Full Year 2025 Results
Revenues of $261.3 million for the full year 2025 increased 32% year-over-year
Record revenues of $81.2 million for the fourth quarter of 2025 increased 71% year-over-year

CAMAS, Wash., February 26, 2026 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported record financial results for the fourth quarter and full year 2025.

“2025 was an exceptional year for nLIGHT, with strong revenue growth driven by continued strength in our A&D markets as we executed well against existing programs and won new awards that helped drive additional growth,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Importantly, our accelerated revenue growth drove significant year-over-year improvement in our gross margins and Adjusted EBITDA, demonstrating the leverage that is inherent in our model. As I look forward to 2026, I am confident that our growth will continue and believe we are well positioned for new contract wins in our key markets of directed energy, laser sensing and advanced manufacturing.”

Full Year 2025 Financial Highlights

	Year Ended December 31,
(In thousands, except percentages)	2025	2024	% Change
Revenues	$261,330	$198,548	31.6%
Gross margin	29.8%	16.6%
Loss from operations	$(26,550)	$(65,636)	59.5%
Operating margin	(10.2)%	(33.1)%
Net loss	$(23,467)	$(60,792)	61.4%
Adjusted EBITDA(1)	$23,466	$(18,788)	224.9%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues for the full year 2025 were a record $261.3 million, an increase of 31.6% compared to $198.5 million for the full year 2024. GAAP gross margin was 29.8% for the full year 2025 compared to 16.6% for the full year 2024. Non-GAAP gross margin was 30.8% for the full year 2025 compared to 17.9% for the full year 2024. GAAP net loss for the full year 2025 was $23.5 million, or $0.47 per diluted share, compared to a net loss of $60.8 million, or $1.27 per diluted share, for the full year 2024. Non-GAAP net income for the full year 2025 was $13.1 million, or $0.24 per diluted share, compared to non-GAAP net loss of $30.9 million, or $0.65 per diluted share, for the full year 2024.

Fourth Quarter 2025 Financial Highlights

	Three Months Ended December 31,
(In thousands, except percentages)	2025	2024	% Change
Revenues	$81,185	$47,381	71.3%
Gross margin	30.7%	2.4%
Loss from operations	$(5,405)	$(26,429)	79.5%
Operating margin	(6.7)%	(55.8)%
Net loss	$(4,909)	$(24,962)	80.3%
Adjusted EBITDA(1)	$10,691	$(11,301)	194.6%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Record revenues of $81.2 million for the fourth quarter of 2025 were up 71.3% compared to $47.4 million for the fourth quarter of 2024. GAAP gross margin was 30.7% for the fourth quarter of 2025 compared to 2.4% for the fourth quarter of 2024. Non-GAAP gross margin was 31.6% for the fourth quarter of 2025 compared to 3.7% for the fourth quarter of 2024.GAAP net loss for the fourth quarter of 2025 was $4.9 million, or $0.10 per diluted share, compared to GAAP net loss of $25.0 million or $0.51 per diluted share, for the fourth quarter of 2024. Non-GAAP net income for the fourth quarter of 2025 was $7.8 million, or $0.14 per diluted share, compared to non-GAAP net loss of $14.5 million, or $0.30 per diluted share, for the fourth quarter of 2024.

Outlook
For the first quarter of 2026, nLIGHT expects revenues to be in the range of $70 million to $76 million. The midpoint of $73 million includes Laser Products revenue of approximately $54 million and Advanced Development revenue of approximately $19 million. nLIGHT expects overall gross margin to be in the range of 27% to 32%, with Laser Products gross margin in the range of 34% to 39% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $5 million to $10 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Webcast at 2:00 p.m. Pacific Time, Thursday, February 26, 2026

A webcast to discuss the fourth quarter and full year results will be held on Thursday, February 26, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

The webcast can also be accessed directly at https://events.q4inc.com/attendee/292266527.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, restructuring charges, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, restructuring charges, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,”

“projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs approximately 850 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Products	$55,126	$31,699	$179,236	$136,659
Development	26,059	15,682	82,094	61,889
Total revenue	81,185	47,381	261,330	198,548
Cost of revenue:
Products	34,539	31,475	111,454	108,003
Development	21,692	14,775	71,913	57,526
Total cost of revenue(1)	56,231	46,250	183,367	165,529
Gross profit	24,954	1,131	77,963	33,019
Operating expenses:
Research and development(1)	14,052	11,384	47,972	45,107
Sales, general, and administrative(1)	15,692	11,885	54,193	49,257
Restructuring	615	4,291	2,348	4,291
Total operating expenses	30,359	27,560	104,513	98,655
Loss from operations	(5,405)	(26,429)	(26,550)	(65,636)
Other income:
Interest income	1,031	398	4,906	1,773
Interest (expense)	(331)	(38)	(1,084)	(105)
Other (expense) income, net	68	506	(40)	3,100
Loss before income taxes	(4,637)	(25,563)	(22,768)	(60,868)
Income tax expense (benefit)	272	(601)	699	(76)
Net loss	$(4,909)	$(24,962)	$(23,467)	$(60,792)
Net loss per share, basic and diluted	$(0.10)	$(0.51)	$(0.47)	$(1.27)
Shares used in per share calculations:
Basic and diluted	50,931	48,557	49,979	47,900

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenues	$687	$609	$2,470	$2,438
Research and development	3,103	1,671	9,281	7,505
Sales, general, and administrative	7,832	3,720	21,660	15,018
	$11,622	$6,000	$33,411	$24,961

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$98,699	$65,829
Marketable Securities	34,934	34,868
Accounts receivable, net	50,836	34,895
Inventory	45,407	40,800
Prepaid expenses and other current assets	13,314	17,697
Total current assets	243,190	194,089
Restricted cash	322	259
Lease right-of-use assets	15,020	10,822
Property, plant and equipment, net	42,114	46,937
Intangible assets, net	—	833
Goodwill	12,448	12,354
Other assets, net	2,116	4,947
Total assets	$315,210	$270,241

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,890	$15,076
Accrued liabilities	19,052	13,268
Deferred revenue	1,489	3,577
Current portion of lease liabilities	2,776	2,314
Line of credit	20,000	—
Total current liabilities	64,207	34,235
Non-current income taxes payable	5,902	5,541
Long-term lease liabilities	13,431	9,819
Other long-term liabilities	4,921	4,216
Total liabilities	88,461	53,811
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	578,360	544,842
Accumulated other comprehensive loss	(3,064)	(3,332)
Accumulated deficit	(348,563)	(325,096)
Total stockholders’ equity	226,749	216,430
Total liabilities and stockholders’ equity	$315,210	$270,241

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(23,467)	$(60,792)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	12,330	12,988
Amortization	1,927	4,608
(Increase) reduction in carrying amount of right-of-use assets	(4,062)	1,759
Provision for losses on (recoveries of) accounts receivable	(1,115)	1,489
Stock-based compensation	33,411	24,961
Deferred income taxes	159	(651)
Loss on disposal of property, plant and equipment	160	194
Accrued interest earned on marketable securities	(500)	—
Non-cash restructuring charges	1,425	1,185
Changes in operating assets and liabilities:
Accounts receivable, net	(14,703)	2,845
Inventory	(4,151)	11,048
Prepaid expenses and other current assets	4,447	(1,787)
Other assets, net	1,408	(1,131)
Accounts payable	5,888	3,231
Accrued and other long-term liabilities	6,059	706
Deferred revenues	(2,103)	(1,224)
Lease liabilities	3,940	(1,992)
Non-current income taxes payable	277	204
Net cash provided by (used in) operating activities	21,330	(2,359)
Cash flows from investing activities:
Proceeds from sale of fixed assets	542	—
Purchases of property, plant and equipment	(9,032)	(7,932)
Purchase of marketable securities	(78,599)	(88,643)
Proceeds from maturities and sales of marketable securities	78,318	113,265
Net cash provided by (used in) investing activities	(8,771)	16,690
Cash flows from financing activities:
Proceeds from line of credit	20,000	—
Proceeds from employee stock plan purchases	2,895	2,721
Proceeds from stock option exercises	281	500
Tax payments related to stock award issuances	(3,066)	(4,524)
Net cash provided by (used in) financing activities	20,110	(1,303)
Effect of exchange rate changes on cash	264	(406)
Net increase in cash and cash equivalents and restricted cash	32,933	12,622
Cash and cash equivalents and restricted cash, beginning of period	66,088	53,466
Cash and cash equivalents and restricted cash, end of period	$99,021	$66,088
Supplemental disclosures:
Cash paid for interest, net	$1,071	$61
Operating cash outflows from operating leases	3,458	4,030
Right-of-use assets obtained in exchange for lease liabilities	6,640	1,336
Accrued purchases of property, equipment and patents	409	298
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$98,699	$65,829
Restricted cash	322	259
Total cash and cash equivalents and restricted cash	$99,021	$66,088

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(4,909)	$(24,962)	$(23,467)	$(60,792)
Income tax expense (benefit)	272	(601)	699	(76)
Other (expense) income, net	(68)	(506)	40	(3,100)
Interest income	(1,031)	(398)	(4,906)	(1,773)
Interest expense	331	38	1,084	105
Depreciation and amortization	3,859	4,837	14,257	17,596
Stock-based compensation	11,622	6,000	33,411	24,961
Restructuring charges	615	4,291	2,348	4,291
Adjusted EBITDA	$10,691	$(11,301)	$23,466	$(18,788)

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(4,909)	$(24,962)	$(23,467)	$(60,792)
Add back:
Stock-based compensation(1)	11,622	6,000	33,411	24,961
Amortization of purchased intangibles(1)	436	148	833	594
Restructuring charges	615	4,291	2,348	4,291
Non-GAAP net income (loss)	$7,764	$(14,523)	$13,125	$(30,946)

GAAP weighted-average shares outstanding	50,931	48,557	49,979	47,900
Dilutive effect of common stock equivalents	4,587	—	3,702	—
Non-GAAP weighted-average number of shares, diluted	55,518	48,557	53,681	47,900

Non-GAAP net income (loss) per share, basic	$0.15	$(0.30)	$0.26	$(0.65)
Non-GAAP net income (loss) per share, diluted	$0.14	$(0.30)	$0.24	$(0.65)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.
Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Aerospace and Defense	$56,298	$30,127	$175,253	$109,540
Industrial	10,668	9,137	38,847	45,615
Microfabrication	14,219	8,117	47,230	43,393
	$81,185	$47,381	$261,330	$198,548